Home Equity Loan Backed GMACM Series 2001-HE2
                             Payment Date 07/25/2001
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Servicing Certificate                                                           Group 1A              Group 1B          Group 2
---------------------
Beginning Pool Balance                                                           168,731,600.23     192,097,685.68   439,947,321.74
Beginning PFA                                                                     55,624,399.77      63,346,314.32   145,052,678.26
Ending Pool Balance                                                              167,705,929.56     189,331,167.40   434,969,677.62
Ending PFA Balance                                                                55,624,399.77      63,346,314.32   145,052,678.26
Principal Collections                                                              8,177,163.38       9,262,896.53     4,977,644.12
Principal Draws                                                                    7,151,492.71       6,496,378.25                -
Net Principal Collections                                                                     -                  -     4,977,644.12
Active Loan Count                                                                         6,792              4,319           11,057

Interest Collections                                                                 889,492.63       1,084,238.51     2,490,922.24

Weighted Average Net Loan Rate                                                         6.81408%           6.80361%         8.27051%
Substitution Adjustment Amount                                                             0.00               0.00             0.00

                   Beginning            Ending                                                     Interest   Security
Term Notes         Balance             Balance              Factor    Principal    Interest        Shortfalls    %      Coupon
----------         -------             -------              ------      ---------  --------         ----------   -      ------
Class I - A - 1     224,356,000.00     224,356,000.00    1.0000000         0.00      668,019.99        0.00    21.07%    3.970%
Class I - A - 2     255,444,000.00     255,444,000.00    1.0000000         0.00      762,500.34        0.00    23.99%    3.980%
Class II - A - 1    110,000,000.00     105,592,843.97    0.9599349 4,407,156.03      319,275.00        0.00     9.92%    3.870%
Class II - A - 2     94,000,000.00      94,000,000.00    1.0000000         0.00      408,900.00        0.00     8.83%    5.220%
Class II - A - 3     36,000,000.00      36,000,000.00    1.0000000         0.00      170,100.00        0.00     3.38%    5.670%
Class II - A - 4    125,500,000.00     125,500,000.00    1.0000000         0.00      666,195.83        0.00    11.79%    6.370%
Class II - A - 5     49,265,000.00      49,265,000.00    1.0000000         0.00      281,549.48        0.00     4.63%    6.858%
Class II - A - 6     47,000,000.00      45,943,296.63    0.9775169 1,056,703.37      136,417.50        0.00     4.31%    3.870%
Class II - A - 7    123,235,000.00     123,235,000.00    1.0000000         0.00      637,741.13        0.00    11.57%    6.210%
Certificates                  -                  -               -          -        486,215.28           -        -         -

Loan Group 1A
Beginning Overcollateralization Amount                        0.00  Credit Enhancement Draw Amount   0.00
Overcollateralization Amount Increase (Decrease)        222,688.03  Unreimbursed Prior Draws         0.00
Outstanding Overcollateralization Amount                222,688.03

Loan Group 1B
Beginning Overcollateralization Amount                        0.00  Credit Enhancement Draw Amount   0.00
Overcollateralization Amount Increase (Decrease)        323,201.68  Unreimbursed Prior Draws         0.00
Outstanding Overcollateralization Amount                323,201.68

Loan Group 2
Beginning Overcollateralization Amount                        0.00  Credit Enhancement Draw Amount   0.00
Overcollateralization Amount Increase (Decrease)        486,215.28  Unreimbursed Prior Draws         0.00
Outstanding Overcollateralization Amount                486,215.28

Liquidation Loss Amounts                                 Loan Group 1A             Loan Group 1B                  Loan Group 2
------------------------

Beginning Loss Amount                                             0.00               0.00                                  0.00
Current Month Loss Amount                                         0.00               0.00                                  0.00
Current Month Recoveries                                          0.00               0.00                                  0.00
Net Ending Loss Amount                                            0.00               0.00                                  0.00


Loan Group 1A
Group                                                     Balance      of Loans                   of Balance
-----                                                     -------      --------                   ----------
Delinquent Loans (30 Days)                             382,435.89         13                         0.23%
Delinquent Loans (60 Days)                                      -         0                          0.00%
Delinquent Loans (90 Days)                                      -         0                          0.00%
Delinquent Loans (120 Days)                                     -         0                          0.00%
Delinquent Loans (150 Days)                                     -         0                          0.00%
Delinquent Loans (180 Days)                                     -         0                          0.00%
REO                                                             -         0                          0.00%
FC                                                              -         0                          0.00%
BK                                                              -         0                          0.00%

Loan Group 1B
Group                                                     Balance      of Loans                   of Balance
-----                                                     -------      --------                   ----------
Delinquent Loans (30 Days)                             208,417.59               4.00                 0.11%
Delinquent Loans (60 Days)                                      -         0                          0.00%
Delinquent Loans (90 Days)                                      -         0                          0.00%
Delinquent Loans (120 Days)                                     -         0                          0.00%
Delinquent Loans (150 Days)                                     -         0                          0.00%
Delinquent Loans (180 Days)                                     -         0                          0.00%
REO                                                             -         0                          0.00%
FC                                                              -         0                          0.00%
BK                                                              -         0                          0.00%

Loan Group 2
Group                                                     Balance      of Loans                   of Balance
-----                                                     -------      --------                   ----------
Delinquent Loans (30 Days)                             992,117.00              30.00                 0.23%
Delinquent Loans (60 Days)                                      -                  -                 0.00%
Delinquent Loans (90 Days)                                      -                  -                 0.00%
Delinquent Loans (120 Days)                                     -                  -                 0.00%
Delinquent Loans (150 Days)                                     -                  -                 0.00%
Delinquent Loans (180 Days)                                     -                  -                 0.00%
REO                                                             -                  -                 0.00%
FC                                                              -                  -                 0.00%
BK                                                              -                  -                 0.00%

Groups                                                   Capitalized Interest Account LG1A Capitalized Interest Account LG1B
------                                                   --------------------------------- ---------------------------------
Beginning Balance                                                       105,652.38                       120,319.30
Withdraw relating to Collection Period                                      562.80                           640.92
Interest Earned (Zero, Paid to Funding Account)                              0.00                             0.00
                                                                             -----                            -----
Total Ending Capitalized Interest Account Balance as of Payment Date    105,089.58                       119,678.38
Interest earned for Collection Period                                        35.30                            40.20
Interest withdrawn related to prior Collection Period                         0.00                             0.00


                                                                        Capitalized Interest Account LG2
                                                                        --------------------------------
                                                                                        1,691,533.80
                                                                                        1,114,421.44
                                                                                                0.00
                                                                                                ----
                                                                                          577,112.36
                                                                                              553.70
                                                                                                0.00



Prefunding Account                                       Loan Group 1A            Loan Group 1B     Loan Group 2
------------------
Beginning Balance                                                  676.36            (676.36)               0.00
Additional Purchases During Revoliving Period                        0.00               0.00                0.00
Excess Of Draws over Principal Collections                           0.00               0.00                0.00
Total Ending Balance as Of Payment Date                     55,624,399.77      63,346,314.32      145,052,678.26
Interest earned for Collection Period                           18,193.49          20,792.57           47,649.63
Interest Withdrawn related to prior Collection Period                0.00               0.00                0.00

Funding Account                                          Loan Group 1A         Loan Group 1B        Loan Group 2
---------------
Beginning Funding Account Balance                                   0.00               0.00                0.00
Deposit to Funding Account                                  1,248,358.70       3,089,719.96                0.00
Payment for Additional Purchases                                    0.00               0.00                0.00
Ending Funding Account Balance as of Payment Date           1,248,358.70       3,089,719.96                0.00
Interest earned for Collection Period                               0.00               0.00                0.00
Interest withdrawn related to prior Collection Period               0.00               0.00                0.00


Cuurent Month Repurchases Units                                        0                  0                   0
Cuurent Month Repurchases ($)                                          0                  0                   0


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